Exhibit 99.1

110 Media Group's "Mobbucks" breaks new ground in the online adult industry!

110 Media Group's popular webmaster affiliate program, Mobbucks.com has grown to over 250 resellers and is now ready to attempt to change the way adult entertainment companies pay out affiliates.

Commonly, companies involved in adult entertainment or content based subscription services on the internet generate a large percentage of their revenues by having subscribers referred to their websites via highly trafficked partners and affiliates. The affiliates are then paid out either a flat fee or a percentage of the sale. 110 Media Group's Mobbucks program changes the way the industry currently does business by offering both a flat fee sign up reward and a percentage of sales for the life of the subscriber.

The company feels that since the industry is driven by affiliate exposure, offering immediate gratification for a referred customer in addition to a percentage of ongoing sales will build immediate branding exposure and partner loyalty at the same time.

"The response in the first day alone has been tremendous," reports Mark Tiarra, VP of Business Development for 110 Media. "Many of the biggest resellers in our industry have contacted me today to congratulate us on the great idea and to say they were just waiting for someone to finally do something like this." 110 Media Group expects a surge in traffic to its adult entertainment sites as the word spreads through the industry.

Along with the increase in affiliates offering 110 Media's products on their sites, the company is seeing a pick up in subscribers since the more appetizing payouts to affiliates entice them to give sites in the Mobbucks.com family better exposure and larger banners. This increase will directly affect the company's top line revenue in the short term, and build stronger bottom line revenue in the intermediate to long term. Webmasters interested in taking part in the program can get more info at www.mobbucks.com.

About 110 Media Group, Inc.
110 Media Group is internet marketing and subscription based content distribution company. The firm owns web1000.com, one of the largest free web hosts in the world currently hosting over 450,000 websites reaching a vast number of internet users globally. The company also focuses on the distribution of content, and sale of innovative advertising opportunities throughout its tremendous network.

For additional information, please visit the Company's website at http://www.110mediagroup.com.

Anti-Spam Policy: 110 Media Group has a long standing policy that prohibits sending unsolicited email in furtherance of its service marketing, which implicitly applies to the company's investor relations activities and other forms of electronic communications, including bulk facsimile transmissions. The company plans to adopt a more formal investor relations policy in the near future. Neither the company nor the public relations firm named below is the originator of any such communications. The company does make or endorse any predictions as to the future value of its securities. The company's current policy may be viewed at http://www.110mediagroup.com/nospam.html.

This press release includes certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on 110 Media Group, Inc. management's current expectations and are subject to risks and uncertainties and changes in circumstances. All forward-looking statements included in this press release are based upon information available to110 Media Group, Inc. as of the date of the press release, and it assumes no obligation to update or alter its forward looking statements whether as a result of new information, future events or otherwise. These forward-looking statements may relate to, among other things, plans and timing for the introduction or enhancement of our services and products, statements about future market conditions, supply and demand conditions, and other expectations, intentions and plans contained in this press release that are not historical fact. Further information on risks or other factors that could affect 110 Media Group, Inc. business and results of operations is detailed in its filings with the United States Securities and Exchange Commission available at: http://www.sec.gov .

     Investor Relations Contacts:            Company Contacts:
     ---------------------------             ----------------
     Mirador Consulting, Inc.                110 Media Group, Inc.
     David Cohen                             Tim Schmidt
     877-Mirador or 877-647-2367             631-385-0007
     http://www.MiradorConsulting.com        http://www.110mediagroup.com